EXHIBIT 99

                        JLM COUTURE, INC.

        FIRST AMENDED AND RESTATED 1996 STOCK OPTION PLAN


     1. General Plan Information. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of JLM Couture, Inc. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, officers, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's common stock, par value $0.0002 per share, as the title or par value may be amended (the "Shares").
     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.
     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company prior thereto or within 12 months thereafter.
     3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.
     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in
Section 10, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than three members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.
     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.
     4. Eligibility. The Participants in the Plan shall be all employees, officers, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 9) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in: (i) selecting Participants who receive grants of options; (ii) determining the number of Shares to be granted to any Participant; or (iii) determining the exercise price of any options, or as counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "disinterested persons" within the meaning of Exchange Act Rule 16b-3.
     5.  Grant of Options.
          (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and regulations thereunder.
          (b) No options shall be granted after August 26, 2006 but options previously granted may extend beyond that date.
     6.   Option Agreements.
          (a) Each option under the Plan shall be evidenced by an option agreement, which shall be signed by an officer of the Company and by the optionee and which shall contain such provisions as may be approved by the Board.
          (b) The option agreements shall constitute binding contracts between the Company and the optionee. Every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and of the option agreement.
          (c) The terms of the option agreement shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.
     7.  Terms and Conditions of Options.
          (a) Exercise Price. Except as provided in Section 5(b) of this Plan, the purchase price per share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 9. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.
          (b)  Annual Limit on Grant and Exercise.     Incentive
Options shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise options, in any calendar year, for the purchase of Shares having a fair market value in excess of $100,000 (determined at the time of the grant of the options). An optionee hereunder may exercise options for the purchase of Shares valued in excess of $100,000 (determined at the time of the grant of the options) in a calendar year, but only if the right to exercise such options shall have first become available in prior calendar years.
          (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash, certified check, bank draft or money order payable to the order of the Company; or (ii) through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) by a combination of cash and Shares as provided in
(i)  and (ii) above.
     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding common stock is at the time not listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended and applicable state securities laws.
     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.
          (d)  Vesting.  Except for options granted pursuant to
Section 5(b) of this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.
          (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 7(g).
          (f) Forfeiture of Options upon Termination of Relationship. All options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant or advisor to the Board. Unexercised options shall terminate and be forfeited upon (i) the Participants voluntary termination of his employment or (ii) the expiration of three months after the Participant's employment is terminated by the Company. Except as provided in Section 7(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.
          (g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.
          (h) Loans to Exercise Options. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.
          (i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its common stock previously owned by the Participant or (iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 8 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's common stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.
     8.  Shares Subject to Plan.
          (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall, in the discretion of the Board, be authorized but unissued Shares of common stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 250,000 Shares of common stock of the Company.
          (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions, shall be appropriately adjusted by the Board whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.
     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those in which the Company is not the surviving Corporation as described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.
     9.  Definitions.
          (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.
          (b) The fair market value of the Shares of common stock shall be deemed to be:
               (i) the closing price of the Company's common stock appearing on a national securities exchange if the Company's common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ");
               (ii) if the Shares of common stock are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;
               (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.
     10. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provided further, that the Board member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend same.
     11. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 11 of the Plan, (e) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (f) be effective if stockholder approval is required by applicable statute, rule or regulation.

Date Approved by Board of Directors:    September 1998
Date to be Approved by Shareholders:    October 1998






                      STOCK OPTION AGREEMENT


     THIS INCENTIVE STOCK OPTION AGREEMENT, is made and entered
into this      day of                , by and between JLM Couture,
Inc., a Delaware corporation (the "Company"), and
(the "Optionee").


                         R E C I T A L S


     WHEREAS, Optionee is a valued employee, officer, consultant, advisor to the Board of Directors Company or a qualified director of the Board; and

     WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of Common Stock of the Company (hereinafter called "Common Stock") as hereinafter provided, to carry out the purpose of the Company's First Amended and Restated 1996 Stock Option Plan (the "Plan").

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

     1. Grant of Option. The Company hereby irrevocably grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of shares of Common Stock (such number being subject to adjustment as provided in Article 6 hereof) on the terms and conditions herein set forth. The Optionee acknowledges that the Option is an "incentive option" within the meaning of an "incentive stock option plan" and Section 422A of the Internal Revenue Code of 1986, as amended, and that it is being granted pursuant to the Plan.

     2.   Purchase Price.  The purchase price of the shares of
Common Stock covered by the Option shall be $      per share, as
determined pursuant to Article 7 of the Plan as of the date hereof.

     3. Terms of Option. This Option shall be exercisable commencing _______________________. The term of the Option shall
expire on              , subject only that in any one year the
value of the options first exercisable by the Optionee shall not exceed $100,000 based on the current fair market price for such shares of Common Stock at the time and exercise, determined in accordance with Article 7 of the Plan, and provided further, the Optionee is an employee of the Company at the time of the exercise of the Option in accordance with the provisions of Article 7 hereof.

          3.1 Payment. The purchase price of the shares of Common Stock as to which the Option shall be exercised shall be paid in full at the time of exercise (i) in cash, by certified check by bank draft or money order payable to the order of the Company;
(ii) subject to any legal restrictions on the acquisition or purchase of such shares of Common Stock by the Company, by the delivery of shares of Common Stock owned by the Optionee for a period of not less than six months and for which the Optionee has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) by any combination of (i) or (ii) above. The Optionee shall not have any of the rights of a shareholder with respect to the shares of Common Stock covered by the Option as to any shares of Common Stock not actually issued and delivered to the Optionee.

     4. Competition. In consideration for the grant of this Option, the Optionee agrees that, during the term of this Option agreement and for a period of one year thereafter, he shall not in any manner, engage or become interested in as owner, stockholder, partner, director, officer, employee, consultant or otherwise, any business which competes with the business conducted by the Company or any of its affiliates.

     5. Termination of Option. Except as otherwise stated herein, the Option to the extent not heretofore exercised shall terminate upon the first of the following dates to occur:

          (a) In the event of the Optionee's death, the Optionee's executors or administrators may exercise, within twelve
          (12) months following the date of the Optionee's death, the Option as to all or part of such number of shares which the Optionee was entitled to purchase immediately prior to his death, as determined in accordance with article 2, not theretofore exercised during the Optionee's lifetime;

          (b) Except if the optionee is a director, on the date the Optionee voluntarily terminates his employment;

          (c) Except if the optionee is a director, the expiration of three months after the date on which the Optionee's employment by the Company is terminated (except if such termination be by reason of death; and

          (d)          , the ______ anniversary date of this
          Agreement.

     6. Adjustment. Each outstanding Option shall be adjusted according to Article 8 of the Plan.

     Except as hereinbefore expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock or stock of any class or by reason of dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of Common Stock or stock of any class, or securities convertible into shares of Common Stock or stock and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business assets.

     Shares of Common Stock not purchased under an Option granted under the Plan which are no longer available for purchase thereunder by virtue of the total or partial expiration or termination of such Option and any issue by the Company of shares of Common Stock or stock of any class, or securities convertible into shares of Common Stock or stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

     Shares of Common Stock not purchased under an Option granted under the Plan which are no longer available for purchase thereunder by virtue of the total or partial expiration, termination, or voluntary surrender of the Option shall continue to be otherwise available for the purposes of the Plan.

     7. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, this Option may be exercised by written notice to the Company, at its principal office in the State of New York, which presently is located at 225 West 37th Street, New York, New York 10018. Such notice shall state the election to exercise the Option and the number of shares of Common Stock in respect to which it is being exercised and shall be signed by the person or persons exercising the Option. Such notice shall be accompanied by payment in accordance with the terms hereof, and the Company shall deliver a certificate or certificates representing the shares of Common Stock subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the shares of Common Stock as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such persons to exercise the Option. All shares of Common Stock that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. The holder of this Option shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to Optionee.

     8. No Agreement to Employ. Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain Optionee for any specific period of time.

     9. Restrictions. The holder of this Option, by acceptance hereof, represents and warrants as follows:

          (a) This Option and the right to purchase Common Stock hereunder is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution.

          (b) The holder hereof has been advised and understands that the Option has been issued in reliance upon exemptions from registration under the Securities Act and applicable state statutes; the exercise of the Option and resale of the Option and the Common Stock have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Option or the Common Stock under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the Option or the Common Stock may be practicably impossible; the Company's registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Option and the Common Stock and any certificate issued upon exercise of the Option representing the Common Stock will bear on its face a legend in substantially the following form restricting the sale of the Common Stock:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          (c) Prior to one year from the date the Option has been exercised and the Common Stock fully paid for, the Company may refuse to transfer the Common Stock unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no action" letter or interpretive response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Common Stock are free of any restrictions under the Securities Act, the Company may refuse to transfer the Common Stock to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Common Stock as are set forth herein. Notwithstanding any of the foregoing, the Company may refuse to transfer the Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (d) After one year but prior to two years from the date the Option has been exercised and the Common Stock fully paid for, the Company may refuse to transfer the Common Stock unless the holder either (i) meets the requirements of subparagraph (b) above; or (ii) sells such Common Stock in accordance with Rule 144 and furnishes to the Company written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Common Stock and the securities broker-dealer to or through which such Common Stock are being sold. No opinion of counsel for the holder of the Common Stock shall be required respecting sales in reliance on Rule 144 pursuant to clause (ii) of this subparagraph (d).

          (e) After three years from the date the Option has been exercised and the Common Stock fully paid for, the Company shall, upon the written request of any persons who have held the Common Stock for three years (excluding any tolling period provided for by Rule 144) and who is not, and has not been during the preceding three months, an affiliate of the Company, reissue to such holder in such names and denominations as the holder shall request, one or more certificates for the Common Stock without any restriction whatsoever on their further transfer and cancel any and all stop transfer instructions regarding such Common Stock on the books and records of the Company.

     10. General. The Company shall at all times during the term of this Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock pursuant thereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which in the opinion of counsel for the Company, shall be applicable thereto.

     11. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of New
York. Such construction is vested in the board and its construction shall be final and conclusive.

     IN WITNESS WHEREOF, the Company has caused this Option
Agreement to be duly executed by its proper corporate officers thereunto duly authorized.


                                   JLM COUTURE, INC.



                                   By:
                                      (Authorized Officer)




                                      Optionee